                                                                   EXHIBIT 10.45










                                  $175,000,000

                         COAST HOTELS AND CASINOS, INC.
                               COAST RESORTS, INC.

                    9 1/2% SENIOR SUBORDINATED NOTES DUE 2009



                               PLACEMENT AGREEMENT


                                 March 18, 1999

                                                                  March 18, 1999


Morgan Stanley & Co. Incorporated
NationsBanc Montgomery Securities LLC
c/o Morgan Stanley & Co. Incorporated
    1585 Broadway
    New York, New York 10036

Dear Sirs and Mesdames:

        Coast Hotels and Casinos, Inc., a Nevada corporation (the "COMPANY"), proposes to issue and sell you (the "PLACEMENT AGENTS") $175,000,000 principal amount of its 9 1/2% Senior Subordinated Notes due 2009 (the "NOTES") to be issued pursuant to the provisions of an Indenture to be dated as of March 23, 1999 (the "INDENTURE"), among the Company, Coast Resorts, Inc., as Guarantor (the "GUARANTOR"), and Firstar Bank of Minnesota, N.A., as trustee (the "TRUSTEE"). The Notes will be guaranteed (the "GUARANTEE") by the Guarantor.

        The Notes will be offered without being registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), to qualified institutional buyers in compliance with the exemption from registration provided by Rule 144A under the Securities Act and in offshore transactions in reliance on Regulation S under the Securities Act ("REGULATION S").

        The Placement Agents and their direct and indirect transferees will be entitled to the benefits of a Registration Rights Agreement dated the as of the Closing Date (as defined in Section 4), among the Company, the Guarantor and the Placement Agents (the "REGISTRATION RIGHTS AGREEMENT").

        In connection with the sale of the Notes, the Company has prepared a preliminary offering memorandum (the "PRELIMINARY MEMORANDUM") and will prepare a final offering memorandum (the "FINAL MEMORANDUM"; references herein to a "MEMORANDUM" refer in each case to the Preliminary Memorandum and the Final Memorandum) including a description of the terms of the Notes and the Guarantee, the terms of the offering and a description of the Company and the Guarantor. As used herein, the term "Memorandum" shall include in each case the documents incorporated by reference therein. The terms "SUPPLEMENT", "AMENDMENT" and "AMEND" as used herein with respect to a Memorandum shall include all documents deemed to be incorporated by reference in the Preliminary Memorandum or Final Memorandum that are filed subsequent to the date of such Memorandum with the Securities and Exchange Commission (the "COMMISSION") pursuant to the Securities Exchange Act of 1934, as amended (the "EXCHANGE Act").

        Additionally, in connection with the sale of the Notes, the Company has made a tender offer (the "TENDER OFFER") to purchase up to all of its 13% First Mortgage Notes due 2002 (the "FIRST MORTGAGE NOTES"), on the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation dated February 19, 1999, as amended (the "OFFER TO PURCHASE"). In connection with the Tender Offer, the Company has sought consents (the "CONSENT SOLICITATION") from the registered holders of the First Mortgage Notes to certain proposed amendments (the "PROPOSED AMENDMENTS") to the Indenture dated as of January 30, 1996 (the "FIRST MORTGAGE NOTES INDENTURE"), among the Company, the Guarantor, Coast West, Inc., a Nevada corporation ("COAST WEST"), and American Bank National Association, predecessor in interest to Firstar Bank of Minnesota, N.A., as trustee (the "FIRST MORTGAGE NOTES TRUSTEE"). The Company and the Guarantor will also enter into a Credit Agreement (the "CREDIT AGREEMENT") dated as of the date hereof among the Company, the Guarantor and the lenders named therein (collectively, the "BANKS")

        1. Representations and Warranties. The Company and the Guarantor represent and warrant to, and agree with, you that:

               (a) (i) Each document, if any, to be filed pursuant to the Exchange Act and incorporated by reference in either Memorandum complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder and (ii) the Preliminary Memorandum does not contain and the Final Memorandum, in the form used by the Placement Agents to confirm sales and on the Closing Date (as defined in Section 4), as amended or supplemented if the Company and the Guarantor shall have furnished any amendments or supplements thereto, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in either Memorandum based upon information relating to any Placement Agent furnished to the Company in writing by such Placement Agent through Morgan Stanley & Co. Incorporated expressly for use therein.

               (b) Each of the Company and the Guarantor has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in each Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and the Guarantor, taken together. The Company is the Guarantor's only subsidiary. On the date of this Agreement, Coast West is the Company's only subsidiary. Within two (2) days of the Closing Date, Coast West will be merged with and into the Company and the Company will not have any subsidiaries.

               (c) All of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Guarantor, free and clear of all liens, encumbrances, equities or claims, except for liens, encumbrances, equities or claims arising under the First Mortgage Notes, the 10 7/8% First Mortgage Notes due 2001 of the Company and the
        Credit Facility.

               (d) The Tender Offer, the Consent Solicitation, the Supplemental Indenture implementing the Proposed Amendments to the First Mortgage Notes Indenture (the "SUPPLEMENTAL INDENTURE") and the use by the Company of the funds needed in connection therewith and the other transactions described in the Final Memorandum under the caption "Summary--The Transactions" have been duly and validly authorized by all necessary action on the part of the Company and the Guarantor, and no other corporate proceedings by the Company or the Guarantor are necessary to authorize such actions.

               (e) This Agreement has been duly authorized, executed and delivered by the Company and the Guarantor.

               (f) The Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Placement Agents in accordance with the terms of this Agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and general principles of equity, and will be entitled to the benefits of the Indenture pursuant to which such Notes are to be issued and the Registration Rights Agreement.

               (g) The Guarantee to be endorsed on the Notes by the Guarantor has been duly authorized, executed and delivered and, when the Notes have been executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Placement Agents in accordance with the terms of this Agreement, the Guarantee of the Guarantor thereon will be the valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and general principles of equity, and will be entitled to the benefits of the Indenture pursuant to which such Notes are to be issued and the Registration Rights Agreement.

               (h) Each of the Indenture and the Registration Rights Agreement has been duly authorized and, when executed and delivered by the Company, the Guarantor, and the Trustee (in the case of the Indenture), will be a valid and binding agreement of the Company and the Guarantor, enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and general principles of equity and except as rights to indemnification and contribution under the Registration Rights Agreement may be limited under applicable law.

               (i) The Credit Agreement has been duly authorized and, when executed and delivered by the Company, the Guarantor, and the Banks, will be a valid and binding agreement of the Company and the Guarantor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and general principles of equity.

               (j) The Supplemental Indenture has been executed and delivered by the Company, the Guarantor, Coast West and the First Mortgage Notes Trustee and consented to by holders of a majority of aggregate outstanding principal amount of First Mortgage Notes and constitutes a valid and binding agreement of the Company, the Guarantor and Coast West, enforceable against the Company, the Guarantor and Coast West in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and general principles of equity.

               (k) The execution and delivery by the Company and the Guarantor of, and the performance by the Company and the Guarantor of their respective obligations under, this Agreement, the Indenture, the Supplemental Indenture, the Registration Rights Agreement, the Notes, the Guarantee and the Credit Agreement, as applicable, and the consummation by the Company of the Tender Offer and the Consent Solicitation will not contravene any provision of applicable law or the articles of incorporation or bylaws of the Company or the Guarantor or any agreement or other instrument binding upon the Company or the Guarantor that is material to the Company or the Guarantor or any judgment, order or decree applicable to the Company or any of the aforementioned actions of any governmental body or the Guarantor, agency or court having jurisdiction over the Company or the Guarantor, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company or the Guarantor of their respective obligations under this Agreement, the Indenture, the Supplemental Indenture, the Registration Rights Agreement, the Notes, the Guarantee and the Credit Agreement, as applicable, or the consummation by the Company of the Tender Offer or the Consent Solicitation, except (i) such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Notes or by Federal and state securities laws with respect to the Company's and the Guarantor's obligations under the Registration Rights Agreement or (ii) where the failure to obtain such consent, approval, authorization, order or qualification would not, either individually or in the aggregate, have a material adverse effect on the Company and the Guarantor, taken together.

               (l) Each of the Company and the Guarantor possesses the permits, licenses, consents and other authorizations (collectively, "GOVERNMENTAL LICENSES") issued by, and has made all filings with, the appropriate regulatory entities necessary to own, lease and operate its properties and to conduct the businesses now operated by it, except where the failure thereof would not, singly or in the aggregate, have a material adverse effect on the Company and the Guarantor, taken together. All such Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a material adverse effect on the Company and the Guarantor, taken together. Each of the Company and Guarantor is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a material adverse effect on the Company and the Guarantor, taken together. No event has occurred (including, without limitation, the receipt of any notice from any regulatory entity) which allows, or after notice or lapse of time, or both, would allow revocation, modification, suspension or termination of any Governmental License or would result in any other material impairment of the rights of the holder of any such Governmental Authorization which, singly or in the aggregate, would result in a material adverse effect on the Company and the Guarantor, taken together. To the knowledge of the Company and the Guarantor, no regulatory entity is considering limiting, suspending or revoking any Governmental License or is investigating either of them, other than ordinary course administrative reviews or any ordinary course review of the transactions contemplated hereby.

               (m) There has not occurred any material adverse change, or any development involving a prospective material adverse change; in the condition, financial or otherwise, or in the earnings, business or operations of the Company from that set forth in the Final Memorandum.

               (n) There are no legal or governmental proceedings pending or, to the knowledge of the Company and Guarantor, threatened, to which the Company or the Guarantor is a party or to which any of the properties of the Company or the Guarantor is subject other than proceedings accurately described in all material respects in each Memorandum and proceedings that would not have a material adverse effect (i) on the Company and the Guarantor, taken together, (ii) on the power or ability of the Company or the Guarantor to perform their respective obligations under this Agreement, the Indenture, the Supplemental Indenture, the Registration Rights Agreement, the Notes, the Guarantee or the Credit Agreement, as applicable, or to consummate the transactions contemplated by the Final Memorandum, including the Tender Offer and Consent Solicitation or (iii) on the power or ability of the Company or the Guarantor to perform its obligations under the First Mortgage Notes Indenture as amended by the Supplemental Indenture.

               (o) The Company and the Guarantor have good and marketable fee simple title to all real property owned by them which is material to their businesses, free and clear of all liens and defects other than (i) those described in the Final Memorandum and (ii) such liens and encumbrances as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property. The Company and the Guarantor have a valid leasehold interest in all leases of real property and buildings held by them under lease, free and clear of all liens, other than (i) such liens and encumbrances as are not material and do not interfere with the use made and proposed to be made of such real property and buildings and (ii) such liens and encumbrances as are described in the Final Memorandum.

               (p) The Company and the Guarantor own, possess or have the right to use, or can acquire on reasonable terms, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names ("INTELLECTUAL PROPERTY") currently employed by them in connection with the business now operated by them, except where the failure to own, possess, have the right to use or otherwise be able to acquire such intellectual property would not, singly or in the aggregate, have a material adverse effect on the Company and the Guarantor, taken together; and, neither the Company nor the Guarantor has received any notice of infringement of or conflict with asserted rights of others with respect to any of such intellectual property which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a material adverse effect on the Company and the Guarantor, taken together.

               (q) The Company and the Guarantor (i) are in compliance with all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety or the environment and relating to hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and the Guarantor, taken together.

               (r) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and the Guarantor, taken together.

               (s) The Company is not, and after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Final Memorandum, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

               (t) Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act, an "AFFILIATE") of the Company has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Notes in a manner that would require the registration under the Securities Act of the Notes or the Guarantee or
        (ii) other than with respect to actions taken by the Placement Agents, as to which the Company makes no representation or warranty, engaged in any form of general solicitation or general advertising in connection with the offering of the Notes (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

               (u) No "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Securities Act (i) has imposed (or has informed the Company that it is considering imposing) any condition on the Company retaining any rating assigned to it or any of its securities or (ii) has indicated to the Company that it is considering (A) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (B) any change in the outlook for any rating of the Company or any of its securities.

               (v) None of the Company, its Affiliates or any person acting on its or their behalf has engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Notes and the Company and its Affiliates and any person acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S, except no representation, warranty or agreement is made by the Company in this paragraph with respect to actions taken by or on behalf of the Placement Agents.

               (w) It is not necessary in connection with the offer, sale and delivery of the Notes to the Placement Agents in the manner contemplated by this Agreement to register the Notes or the Guarantee under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

               (x) The Notes satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act.

        2. Agreements to Sell and Purchase. Subject to the conditions set forth herein and upon the basis of the representations and warranties herein contained, the Company hereby agrees to sell to the several Placement Agents, and each Placement Agent agrees, severally and not jointly, to purchase from the Company the respective principal amount of Notes set forth in Schedule I hereto opposite its name at a purchase price of 97.000% of the principal amount thereof (the "PURCHASE PRICE"), plus accrued interest, if any, to the Closing Date.

        The Company hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Placement Agents, it will not, during the period beginning on the date hereof and continuing to and including the Closing Date, offer, sell, contract to sell or otherwise dispose of any debt of the Company or warrants to purchase debt of the Company substantially similar to the Notes (other than the sale of the Notes under this Agreement).

        3. Terms of Offering. You have advised the Company that the Placement Agents will make an offering of the Notes purchased by the Placement Agents hereunder on the terms to be set forth in the Final Memorandum, as soon as practicable after this Agreement is entered into as in your judgment is advisable.

        4. Payment and Delivery. Payment for the Notes shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Notes for the respective accounts of the several Placement Agents at 10:00 a.m., New York City time, on March 23, 1999, or at such other time on the same or such other date, not later than March 26, 1999, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "CLOSING DATE."

        Certificates for the Notes shall be in definitive form or global form, as specified by you in accordance with the terms of the Indenture, and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date. The certificates evidencing the Notes shall be delivered to you on the Closing Date for the respective accounts of the several Placement Agents, with any transfer taxes payable in connection with the transfer of the Notes to the Placement Agents duly paid, against payment of the Purchase Price therefor, plus accrued interest, if any, to the date of payment and delivery.

        5. Conditions to the Placement Agents' Obligations. The several obligations of the Placement Agents to purchase and pay for the Notes on the Closing Date are subject to the following conditions:

               (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

                      (i) there shall not have occurred any downgrading, nor
               shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Company, the Guarantor or any of their securities or in the rating outlook for the Company or the Guarantor by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

                      (ii) there shall not have occurred any change, or any
               development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company or the Guarantor from that set forth in the Final Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Notes on the terms and in the manner contemplated in the Final Memorandum.

               (b) The Placement Agents shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company and the Guarantor, to the effect set forth in Section 5(a)(i) and to the effect that the representations and warranties of the Company and the Guarantor contained in this Agreement are true and correct as of the Closing Date and that the Company and the Guarantor have complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

               The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

               (c) The Placement Agents shall have received on the Closing Date the opinions of Gibson, Dunn & Crutcher LLP, outside counsel for the Company and the Guarantor, and McDonald Carano Wilson McCune Bergin Frankovich & Hicks LLP, outside Nevada counsel for the Company, dated the Closing Date, to the effect set forth in Exhibits A-1 and A-2, respectively. Such opinion shall be rendered to the Placement Agents at the request of the Company and the Guarantor and shall so state therein.

               (d) The Placement Agents shall have received on the Closing Date an opinion of Latham & Watkins, counsel for the Placement Agents, dated the Closing Date, to the effect set forth in Exhibit B.

               (e) The Placement Agents shall have received on each of the date hereof and the Closing Date a letter, dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Placement Agents, from Pricewaterhousecoopers LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Final Memorandum; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

               (f) The Company shall have accepted for payment the First Mortgage Notes tendered in the Tender Offer on or before the Closing Date and the First Mortgage Notes Indenture shall have been amended by the Supplemental Indenture.

               (g) The Credit Agreement shall have been executed by the Company, the Guarantor and the Banks and shall be in full force and effect.

        6. Covenants of the Company and the Guarantor. In further consideration of the agreements of the Placement Agents contained in this Agreement, the Company and the Guarantor, jointly and severally, covenant with each Placement Agent as follows:

               (a) To furnish to you in New York City, without charge, prior to 3:00 p.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(c), as many copies of the Final Memorandum, any documents incorporated by reference therein and any supplements and amendments thereto as you may reasonably request.

               (b) Before amending or supplementing either Memorandum, to furnish to you a copy of each such proposed amendment or supplement and not to use any such proposed amendment or supplement to which you reasonably object.

               (c) If, during such period after the date hereof and prior to the date on which all of the Notes shall have been sold by the Placement Agents, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Final Memorandum in order to make the statements therein, in the light of the circumstances when the Final Memorandum is delivered to a purchaser, not misleading, or if, in the reasonable opinion of counsel for the Placement Agents, it is necessary to amend or supplement the Final Memorandum to comply with applicable law, forthwith to prepare and furnish, at its own expense, to the Placement Agents, either amendments or supplements to the Final Memorandum so that the statements in the Final Memorandum as so amended or supplemented will not, in the light of the circumstances when the Final Memorandum is delivered to a purchaser, be misleading or so that the Final Memorandum, as amended or supplemented, will comply with applicable law.

               (d) To endeavor to qualify the Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

               (e) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including: (i) the fees, disbursements and expenses of counsel and the accountants of the Company and the Guarantor in connection with the issuance and sale of the Notes and all other fees or expenses in connection with the preparation of each Memorandum and all amendments and supplements thereto, including all printing costs associated therewith, and the delivering of copies thereof to the Placement Agents, in the quantities herein above specified, (ii) all costs and expenses related to the transfer and delivery of the Notes to the Placement Agents, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Notes under state securities laws and all expenses in connection with the qualification of the Notes for offer and sale under state securities laws as provided in Section 6(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Placement Agents in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) any fees charged by rating agencies for the rating of the Notes, (v) the fees and expenses, if any, incurred in connection with the admission of the Notes for trading in PORTAL or any appropriate market system, (vi) the costs and charges of the Trustee and any transfer agent, registrar or depositary, (vii) the cost of the preparation, issuance and delivery of the Notes, (viii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Notes, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, and (ix) all other costs and expenses incident to the performance of the obligations of the Company and the Guarantor hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8, and the last paragraph of Section 10, the Placement Agents will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Notes by them and any advertising expenses connected with any offers they may make.

               (f) Neither the Company, the Guarantor nor any of their Affiliates will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which could be integrated with the sale of the Notes in a manner which would require the registration under the Securities Act of the Notes.

               (g) Not to solicit any offer to buy or offer or sell the Notes by means of any form of general solicitation or general advertising (as those terms are used in

        Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

               (h) While any of the Notes remain "restricted securities" within the meaning of the Securities Act, to make available, upon request, to any seller of such Notes the information specified in Rule 144A(d)(4) under the Securities Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.

               (i) If requested by you, to use its best efforts to permit the Notes to be designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in the PORTAL Market.

               (j) None of the Company, the Guarantor or any of their Affiliates or any person acting on any of their behalf (other than the Placement Agents) will engage in any directed selling efforts (as that term is defined in Regulation S) with respect to the Notes, and the Company, the Guarantor and their Affiliates and each person acting on any of their behalf (other than the Placement Agents) will comply with the offering restrictions requirement of Regulation S.

               (k) During the period of two years after the Closing Date, the Company will not, and will not permit any of its affiliates (as defined in Rule 144A under the Securities Act) to resell any of the Notes which constitute "restricted securities" under Rule 144A that have been reacquired by any of them.

               (l) Within two (2) days after the Closing Date, the Company will cause Coast West to be merged with and into the Company and the Company will at such time have no subsidiaries.

        7. Offering of Notes; Restrictions on Transfer. (a) Each Placement Agent, severally and not jointly, represents and warrants that such Placement Agent is a qualified institutional buyer as defined in Rule 144A under the Securities Act (a "QIB"). Each Placement Agent, severally and not jointly, agrees with the Company and the Guarantor that (i) it will not solicit offers for, or offer or sell, Notes by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act and (ii) it will solicit offers for Notes only from, and will offer Notes only to, persons that it reasonably believes to be (A) in the case of offers inside the United States, QIBs and (B) in the case of offers outside the United States, to persons other than U.S. persons (including dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)) in reliance upon Regulation S under the Securities Act that, in each case, in purchasing such Notes are deemed to have represented and agreed as provided in the Final Memorandum under the caption "Transfer Restrictions".

        (b) Each Placement Agent, severally and not jointly, represents, warrants, and agrees with respect to offers and sales outside the United States that:

               (i) such Placement Agent understands that no action has been or will be taken in any jurisdiction by the Company or the Guarantor that would permit a public offering of the Notes, or possession or distribution of either Memorandum or any other offering or publicity material relating to the Notes, in any country or jurisdiction where action for that purpose is required;

               (ii) such Placement Agent will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Notes or has in its possession or distributes either Memorandum or any such other material, in all cases at its own expense;

               (iii) the Notes have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons, except in accordance with Rule 144A or Regulation S under the Securities Act or pursuant to another exemption from the registration requirements of the Securities Act;

               (iv) such Placement Agent has offered Notes and will offer and sell Notes (A) as part of their distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S or as otherwise permitted in Section 7(a); accordingly, neither such Placement Agent, its Affiliates nor any persons acting on its or their behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Notes, and any such Placement Agent, its Affiliates and any such persons have complied and will comply with the offering restrictions requirement of Regulation S;

               (v) such Placement Agent has (A) not offered or sold and, prior to the date six months after the Closing Date, will not offer or sell any Notes to persons in the United Kingdom, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995,
        (B) complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom and (C) only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Notes to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements)

        (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on;

               (vi) such Placement Agent understands that the Notes have not been and will not be registered under the Securities and Exchange Law of Japan, and represents that it has not offered or sold, and agrees not to offer or sell, directly or indirectly, any Securities in Japan or for the account of any resident thereof except pursuant to any exemption from the registration requirements of the Securities and Exchange Law of Japan and otherwise in compliance with applicable provisions of Japanese law; and

               (vii) such Placement Agent agrees that, at or prior to confirmation of sales of the Notes, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Notes from it during the restricted period a confirmation or notice to substantially the following effect:

               "The Notes covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meaning given to them by Regulation S."

Terms used in this Section 7(b) have the meanings given to them by Regulation S.

        8. Indemnity and Contribution. (a) The Company and the Guarantor, jointly and severally, agree to indemnify and hold harmless each Placement Agent and each person, if any, who controls any Placement Agent within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in either Memorandum (as amended or supplemented if the Company and the Guarantor shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Placement Agent furnished to the Company in writing by such Placement Agent through Morgan Stanley & Co. Incorporated expressly for use therein provided, however, that the foregoing indemnity agreement with respect to any Preliminary Memorandum shall not inure to the benefit of any Placement Agent from whom the person asserting any such losses, claims, damages or liabilities purchased Securities, or any person controlling such Placement Agent, if a copy of the Final Memorandum (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Placement Agent to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Securities to such person, and if the Final Memorandum (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 6(a) hereof.

        (b) Each Placement Agent agrees, severally and not jointly, to indemnify and hold harmless the Company and the Guarantor, their directors, their officers and each person, if any, who controls the Company or the Guarantor within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company and the Guarantor to such Placement Agent, but only with reference to information relating to such Placement Agent furnished to the Company in writing by such Placement Agent Morgan Stanley & Co. Incorporated expressly for use in either Memorandum or any amendments or supplements thereto.

        (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. The Company may assume at its sole expense the defense of any such litigation or proceeding; such defense shall be conducted by counsel reasonably satisfactory to such indemnified person and the Company shall pay the fees and disbursements of such counsel related to such proceeding. Notwithstanding the foregoing, in any such proceeding, any indemnified party shall have the right to retain its own counsel and assume its own defense in such proceeding, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley & Co. Incorporated, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the third and fourth sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

        (d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor on the one hand and the Placement Agents on the other hand from the offering of the Notes or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company and the Guarantor on the one hand and of the Placement Agents on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantor on the one hand and the Placement Agents on the other hand in connection with the offering of the Notes shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Notes (before deducting expenses) received by the Company and the total discounts and commissions received by the Placement Agents, in each case as set forth in the Final Memorandum, bear to the aggregate offering price of the Notes. The relative fault of the Company and the Guarantor on the one hand and of the Placement Agents on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Guarantor, on the one hand, or by the Placement Agents, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Placement Agents' respective obligations to contribute pursuant to this
Section 8 are several in proportion to the respective principal amount of Notes they have purchased hereunder, and not joint.

        (e) The Company, the Guarantor and the Placement Agents agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation

(even if the Placement Agents were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Placement Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Notes resold by it in the initial placement of such Notes were offered to investors exceeds the amount of any damages that such Placement Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this
Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

        (f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company and the Guarantor contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Placement Agent or any person controlling any Placement Agent or by or on behalf of the Company or the Guarantor, their officers or directors or any person controlling the Company or the Guarantor and (iii) acceptance of and payment for any of the Notes.

        9. Termination. This Agreement shall be subject to termination by notice given by you to the Company and the Guarantor, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses 9(a)(i) through 9(a)(iv), such event, singly or together with any other such event, makes it, in your judgment, impracticable to market the Notes on the terms and in the manner contemplated in the Final Memorandum.

        10. Effectiveness; Defaulting Placement Agents. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

        If, on the Closing Date, either of the Placement Agents shall fail or refuse to purchase Notes that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Notes which such defaulting Placement Agent agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of Notes to be purchased on such date, the other Placement Agent shall be obligated severally to purchase the Notes which such defaulting Placement Agent agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Notes that a Placement Agent has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such principal amount of Notes without the written consent of such Placement Agent. If, on the Closing Date, either Placement Agent shall fail or refuse to purchase Notes which it has agreed to purchase hereunder on such date and the aggregate principal amount of Notes with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Notes to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Notes are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of the non-defaulting Placement Agent, the Company or the Guarantor. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Final Memorandum or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve a defaulting Placement Agent from liability in respect of any default of such Placement Agent under this Agreement.

        If this Agreement shall be terminated by the Placement Agents, or either of them, because of any failure or refusal on the part of the Company or the Guarantor to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or the Guarantor shall be unable to perform its obligations under this Agreement, the Company and the Guarantor will reimburse the Placement Agents or such Placement Agent as has so terminated this Agreement with respect to itself, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Placement Agent in connection with this Agreement or the offering contemplated hereunder.

        11. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

        12. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

        13. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                            [Signature page follows]

                                   Very truly yours,

                                   COAST HOTELS AND CASINOS, INC.


                                   By: /s/  GAGE PARRISH
                                       ----------------------------------------
                                   Name:  Gage Parrish
                                   Title: Vice President, Chief Financial
                                          Officer and Assistant Secretary


                                   COAST RESORTS, INC.


                                   By: /s/  GAGE PARRISH
                                       ----------------------------------------
                                   Name:  Gage Parrish
                                   Title: Vice President, Chief Financial
                                          Officer and Assistant Secretary



Accepted as of the date hereof

Morgan Stanley & Co. Incorporated
NationsBanc Montgomery Securities LLC

By:  Morgan Stanley & Co. Incorporated


     By: /s/  BRYAN W. ANDRZEJEWSKI
         ----------------------------------
     Name:  Bryan W. Andrzejewski
     Title: Vice President








                     [Signature page to Placement Agreement]

                                   SCHEDULE I


                                                            Principal Amount of
Placement Agent                                            Notes to be Purchased
---------------                                            ---------------------
Morgan Stanley & Co. Incorporated                                $105,000,000
NationsBanc Montgomery Securities LLC                            $ 70,000,000
       Total                                                     $175,000,000

                                                                     EXHIBIT A-1


                       OPINION OF GIBSON, DUNN & CRUTCHER

        The opinion of the counsel for the Company, to be delivered pursuant to
Section 5(c) of the Placement Agreement shall be attached hereto.





















                                             A1-1

                                                                     EXHIBIT A-2


                    OPINION OF MCDONALD CARANO WILSON MCCUNE
                            BERGIN FRANKOVICH & HICKS

The opinion of the Nevada counsel for the Company, to be delivered pursuant to
Section 5(c) of the Placement Agreement shall be attached hereto.






















                                      A2-1

                                                                       EXHIBIT B


                           OPINION OF LATHAM & WATKINS

        The opinion of Latham & Watkins to be delivered pursuant to Section 5(d) of the Placement Agreement shall be attached hereto.
















                                       B-1